                                                                     EXHIBIT 4.5

                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                            SERIES E PREFERRED STOCK
                           ($.01 PAR VALUE PER SHARE)

                                       OF

                          ALPHA HOSPITALITY CORPORATION
                             A DELAWARE CORPORATION

                                   ----------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                   ----------

            ALPHA HOSPITALITY CORPORATION,  a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

            DOES HEREBY CERTIFY:

            FIRST:  That,  pursuant  to  authority  conferred  upon the Board of
Directors of the Corporation  (the "Board") by the Certificate of  Incorporation
of said  Corporation,  and  pursuant  to the  provisions  of Section  151 of the
Delaware General Corporation Law, there hereby is created,  out of the 5,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the
Certificate of Incorporation (the "Preferred  Stock"), a series of the Preferred stock consisting of 1,730,697 shares, $.01 par value per share, to be designated
"Series  E  Preferred  Stock,"  and to that end the Board  adopted a  resolution providing  for  the  designations,  powers,  preferences  and  rights,  and  the qualifications,  limitations and restrictions,  of the Series E Preferred Stock, which resolution is as follows:

                        RESOLVED,   that   the   Certificate   of  the
            Designations, Powers, Preferences and Rights of the Series
            E Preferred Stock ("Certificate of Designation") be and is
            hereby  authorized  and  approved,  which  Certificate  of
            Designation shall be filed with the Delaware  Secretary of
            State in the form as follows:

            1.  DESIGNATIONS  AND  AMOUNT.  One  Million  Seven  Hundred  Thirty
Thousand Six Hundred Ninety Seven  (1,730,697)  shares of the Preferred Stock of the Corporation, $.01 par value per share, shall constitute a class of Preferred
Stock designated as "Series E Preferred Stock" (the "Series E Preferred Stock").

            2. DIVIDENDS.

               (a) The  holders of shares of Series E  Preferred  Stock shall be entitled to  receive,  when and as  declared  by the Board of  Directors  of the
Corporation (the "Board") out of assets of the Corporation legally available for payment,  a cash dividend at the rate of 8% of the  Liquidation  Value (or $.80)
per annum per share of Series E  Preferred  Stock  (the  "Preferred  Dividend"),
payable only as provided in Section 2(b) hereof.  The Preferred  Dividend  shall accrue and shall be cumulative  from the date of initial  issuance of such share of Series E Preferred  Stock.  The amount of the  Preferred  Dividend that shall accrue for the initial  dividend  period and for any period  shorter than a full dividend  period  shall be  computed  on the basis of a  360-day  year of twelve
30-day months.

               (b) The  Preferred  Dividend  shall be  payable  (whether  or not declared  by the  Board)  upon  the  effective  date  of the  earliest  of a (i)
redemption of the Series E Preferred  Stock in accordance  with Section 6 hereof or (ii) Liquidation (as hereinafter defined).

            3.  RIGHTS ON  LIQUIDATION,  DISSOLUTION  OR WINDING UP, ETC. In the
event of any voluntary or involuntary liquidation,  dissolution or winding up of the Corporation  (each, a "Liquidation"),  no distribution shall all be made (1)
to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the holders of the Series E Preferred
Stock unless,  prior  thereto,  the holders of such shares of Series E Preferred
Stock shall have received $10.00 per share (the  "Liquidation  Value"),  plus an amount  equal to all accrued and unpaid  dividends  and  distributions  thereon, whether or not  declared,  to the date of such  payment.  For  purposes  of this
Certificate  of  Designation,  each of (1) the  sale,  conveyance,  exchange  or transfer  of  all  or  substantially  all  of the  property  and  assets  of the
Corporation or (2) the  consolidation  or merger of the Corporation with or into any other corporation,  in which the stockholders of the Corporation immediately prior to such  event do not own a  majority  of the  outstanding  shares  of the surviving  corporation  shall be  deemed  to be a  liquidation,  dissolution  or winding up of the Corporation.

            4. RANK.  The Series E Preferred  Stock shall rank,  with respect to the payment of dividends and the distribution of assets, senior to all series of any other class of the Corporation's Preferred Stock.

            5. VOTING RIGHTS.  The holders of Series E Preferred Stock shall not be entitled to vote on any matter except as required by law.

            6.  REDEMPTION.  The  Corporation,  at the option of the Board,  may redeem  the  whole  or any  part of the  Series  E  Preferred  Stock at any time outstanding, at any time or from time to time, by paying the redemption price of
$10.00 per share, plus accrued dividends, in cash or, in its sole discretion, by delivery of a Note in the form  attached  hereto as Exhibit A, for each share of
Series E Preferred Stock so to be redeemed plus dividends accrued thereon at the

                                      -2-

date fixed for  redemption.  In the case of the redemption of only a part of the
Series E Preferred Stock at the time  outstanding,  the Corporation shall select by lot or in such  other  manner  as the Board may  determine  the  shares to be redeemed.  The  Board  shall  have  full  power and  authority,  subject  to the limitations and provisions  contained  herein,  to prescribe the manner in which and the terms and  conditions  upon which the Series E Preferred  Stock shall be redeemed  from time to time.  If the Board has  elected to redeem  such Series E
Preferred  Stock by paying cash and on or before the date fixed by the Board for redemption the funds necessary for such redemption  shall have been set apart so as to be and continue to be available therefor,  then,  notwithstanding that any certificates for the shares of Series E Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed  outstanding,  the right to receive  dividends thereon shall cease to accrue from and after the date of  redemption  so fixed,  and all rights with  respect to such  shares of Series E  Preferred  Stock so called for redemption shall immediately on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption  price therefor, but  without  interest.  None of the Series E  Preferred  Stock  acquired by the
Corporation  by  redemption  or  otherwise  shall be reissued or disposed of but shall from time to time be retired in the manner provided by law.

            7. NO PRE-EMPTIVE  RIGHTS. No holder of shares of Series E Preferred
Stock will  possess  any  preemptive  rights to  subscribe  for or  acquire  any unissued  shares of capital stock of the  Corporation  (whether now or hereafter authorized)  or securities  of the  Corporation  convertible  into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

            IN WITNESS WHEREOF,  Alpha  Hospitality  Corporation has caused this
Certificate of Designation to be executed this 10th day of December, 2002.

                                  ALPHA HOSPITALITY CORPORATION

                                  By: /s/ Scott Kaniewski
                                      ------------------------------------------
                                      Name:  Scott Kaniewski
                                      Title: CFO